As filed with the Securities and Exchange Commission on June 18, 1998
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                                   AVERT, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Colorado                                          84-1028716
 --------------------------------                       ---------------------
(State or other jurisdiction                           (I.R.S. Employer
 of incorporation or organization)                      Identification Number)


                   301 Remington, Fort Collins, Colorado 80524
                ------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)



           AVERT, INC. AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN
           ----------------------------------------------------------
                            (Full title of the plan)


                                 Dean A. Suposs
                                 301 Remington
                          Fort Collins, Colorado 80524
                           Telephone: (970) 484-7722
          -----------------------------------------------------------
                    (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                                    Copy to:

                            Thomas H. Maxfield, Esq.
                             Baker & Hostetler, LLP
                        303 East 17th Avenue, Suite 1100
                             Denver, Colorado 80203

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
   Title of securities          Amount to be      Proposed maximum offering    Proposed maximum aggregate            Amount of
    To be registered             Registered          price per share(1)            offering price(1)             Registration fee(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value        525,000                 $6.05                       $3,176,250                     $962.50
------------------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h), based on an assumed exercise price of $6.05 per share, which represents the average of the high and low prices of such securities reported in the consolidated reporting system on June 15, 1998.

(2) Registration fee is calculated on the basis of 1/33 of 1% of the proposed maximum aggregate offering price of $3,176,250.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1997;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997; and

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated June 22, 1994, pursuant to
Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The following subparagraphs briefly describe indemnification provisions for directors, officers and controlling persons of the Company against liability, including liability under the Securities Act:

     1. Under provisions of the Bylaws of the Company and the Securities Act, each person who is or was a director or officer of the Company will be indemnified by the Company as a matter of right to the extent permitted or authorized by law. The effects of the Bylaws and the Securities Act may be summarized as follows:

          (a) Under Colorado law, a person who is wholly successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company shall be indemnified against reasonable expenses (including attorneys' fees) incurred in connection with such suit or proceeding;

          (b) Except as provided in subparagraph (c) below, a director may be indemnified under such law against both (1) reasonable expenses (including attorneys' fees), and (2) judgments, penalties, fines and amounts paid in settlement, if he acted in good faith and reasonably believed, in the case of conduct in his official capacity as a director, that his conduct was in the Company's best interests, or in all other cases that his conduct was not opposed to the best interests of the Company, and with respect to any criminal action, he had no reasonable cause to believe his conduct was unlawful, but the Company may not indemnify the director if the director is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the director in connection with any suit or proceeding charging improper personal benefit to the director;

          (c) In connection with a suit or proceeding by or in the right of the Company, indemnification is limited to reasonable expenses incurred in connection with the suit or proceeding, but the Company may not indemnify the director if the director was found liable to the Company; and

          (d) Officers of the Company will be indemnified to the same extent as directors as described in (a), (b) and (c) above, and officers who are not directors may be indemnified to such further extent, consistent with law, as provided by the Articles of Incorporation, bylaws, resolution of the shareholders or the Board of Directors, or in a contract.

     2. The underwriters of the Company's initial public offering agreed, pursuant to an Underwriting Agreement to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

Item 9.  Undertakings.

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by section  10(a)(3)
               of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on the 28th day of May, 1998.

                                                 AVERT, INC.


                                                 By: /s/ Dean A. Suposs
                                                     --------------------------
                                                     Dean A. Suposs, President

     Each person whose signature appears below appoints Dean A. Suposs to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his stead, in any capacities to sign any and all amendments, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

         Signature                                              Title                                     Date
         ---------                                              -----                                     ----

/s/ Dean A. Suposs                                     Chairman of the Board; President              May 28, 1998
----------------------------------------------
Dean A. Suposs
(Principal Executive Officer)

/s/ Jamie Burgat                                       Vice President of Operations;                 May 28, 1998
----------------------------------------------         Treasurer; Secretary
Jamie Burgat
(Principal Financial & Accounting Officer)

/s/ D. Michael Vaughan                                 Director                                      May 28, 1998
----------------------------------------------
D. Michael Vaughan

/s/ Stephen C. Fienhold                                Director                                      May 28, 1998
----------------------------------------------
Stephen C. Fienhold

/s/ Stephen D. Joyce                                   Director                                      May 28, 1998
----------------------------------------------
Stephen D. Joyce

                                INDEX TO EXHIBITS

Exhibit                                                            Sequentially
Number                 Description                                 Numbered Page
-------                -----------                                 -------------

  4.1   Avert, Inc. Amended and Restated 1994 Stock Incentive Plan.
  4.2   Excerpt from Articles of Incorporation of Avert, Inc.
        Regarding Common Stock and Preferred Stock(1)                  N/A
  5.1   Opinion of Baker & Hostetler, LLP.
 23.1   Consent of Hein + Associates, LLP
 23.2   Consent of Baker & Hostetler, LLP--included in Exhibit 5.1.    N/A
 24.1   Powers of Attorney -- included in Part II of Registration
        Statement.                                                     N/A


--------

     (1)  Filed as an Exhibit to Amendment No. 1 to the  Registration  Statement
          (File  No.   33-76726-D)   filed  with  the  Securities  and  Exchange
          Commission on April 26, 1994.